Exhibit C
May 25, 2007 Strictly private and confidential
Valuation Report ROTHSCHILD

Introduction N M Rothschild & Sons (Brasil) Ltda. (“Rothschild”) has been engaged by Telemar Participa..es S.A. (“TmarPart” or “Company”) as its exclusive financial advisor to advise on the evaluation of potential voluntary tender offers to purchase preferred shares of Tele Norte Leste Participa..es S.A. (“TNL”) and Telemar Norte Leste S.A. (“TMAR”, jointly with TmarPart and TNL “Oi Group”). During our engagement, we were asked to perform a valuation analysis of the preferred shares subject to the tender offers (the “Valuation Report”), according to the applicable regulation. In connection with the drafting of the Valuation Report, we have considered, among other issues: (i) publicly available audited financial statements for the quarter ending March 31, 2007, and (ii) trading record of TNL and TMAR preferred shares (TNLP4 and TMAR5, respectively). We have also considered other information, financial surveys, analysis and researches and financial, economic and market criteria, as we deemed appropriate. In preparing the Valuation Report, we have assumed and relied, with the express consent of the Company and without independent verification, on the accuracy, content, truthfulness, consistency, completeness, sufficiency and integrity of the financial, accounting, legal, tax and other information provided to or discussed with us by the management of the Company. We have not undertaken, and do not hereby undertake, any liability regarding independent validation of the information or to make an independent validation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Oi Group, nor have we examined the solvency or fair value of the Oi Group under any laws concerning bankruptcy, insolvency or similar matters. To this effect, we undertake no responsibility or liability with respect to the accuracy, truthfulness, integrity, consistency, or sufficiency of such information, for which the respective companies are solely and exclusively responsible. In addition, we have not committed to conduct, and have not conducted, any physical inspection of the real estate, other assets or facilities of the Oi Group. The Valuation Report was prepared assuming a stable macroeconomic scenario for Brazil. The Valuation Report and the results therefrom do not purport to reflect the prices at which any of the Oi Group or its securities could be sold, nor do they take into account any element of value that may arise from the accomplishment or expectation of the proposed Transaction. You shall further consider that we are not an accounting firm and we did not provide accounting or audit services in connection with this valuation report. The Valuation Report is based on economic, monetary, market and other conditions as in effect on at the time of its drafting, and the information made available to us until the date hereof. As a result, the Valuation Report is valid exclusively on the date hereof, as future events and other developments may affect the conclusions therein. We do not commit to update, review, revise or revoke the Valuation Report as a result of any subsequent event or development or for any other reason. With respect to the preparation of the Valuation Report, TmarPart and its board of directors has not authorized us to solicit, nor have we solicited, any indication of interest from third parties to acquire, in whole or in part, the shares of any of the Oi Group. Accordingly, the results contained in the Valuation Report do not necessarily correspond to, and should not be construed as representative of, the prices at which the Oi Group could be sold to a third party on the date hereof or in the future. Disclaimer

Introduction Rothschild and its affiliates, as part of their investment banking business, are continually engaged in performing financial analysis with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have been engaged by TmarPart and, irrespective of whether the Transaction is consummated, we will receive a fee for the services provided by us. Moreover, TmarPart has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise as a result of our engagement. We also may provide investment banking services to each of the Oi Group and their affiliates in the future. The companies of the Rothschild group provide services to the securities industry in securities trading, investment management and other related financial services for both companies and individuals. In the ordinary course of these activities, the companies of the Rothschild group may provide such services to each of the companies in the Oi Group and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of the each of the companies in the Oi Group and their respective affiliates for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities. Rothschild does not have a direct or indirect interest in the Transaction, bearing in mind however that, as common market practice, a portion of our remuneration with respect to the services is subject to the successful execution of the Transaction. Except as explained in the first and second sentences of this paragraph, Rothschild does not have a direct or indirect interest in the Company. In our opinion, notwithstanding any statement made herein, neither the controlling shareholders nor the senior management of the Company directed, limited, complicated or practiced any act that have or could have compromised the access, utilization or understanding of information, assets, documents or work methodologies relevant for the quality of the Valuation Report. In preparing the Valuation Report, in accordance with applicable laws and regulations, we did not take into account the following which may be material (i) the tax consequences of the Transaction for the holders of the Oi Group shares (other than as stated below), and (ii) the impact of any fees and expenses that may result from the consummation of the Transaction, including, but not limited to, those related to any depositary services that may be charged to the holders of TNL’s ADSs. The financial calculations contained in the Valuation Report may not always result in a precise sum due to rounding. Disclaimer

Introduction The Valuation Report has been exclusively prepared for the use of the Company in connection with its analysis of the Transaction, as described above, and shall not be used for any other purposes, including, without limitation, the capital creation of TmarPart under the terms of the Brazilian Corporate Law, including, but not limited to, Brazilian Corporate Law Article 8 provisions. This report does not constitute our recommendation or opinion to the shareholders of the Oi Group with respect to whether the Transaction is advisable for any shareholder or the fairness of the Transaction from a financial point of view, and should not be used as such. We are not advising such shareholders as to the Transaction and all shareholders should conduct their own analysis of the Transaction and should rely on their own financial, tax and legal advisors and not the Valuation Report in evaluating the Transaction. The preparation process of economic and financial analysis such as those conducted in the preparation of the Valuation Report is a complex process which involves subjective judgment and is not susceptible to a partial analysis or a summary description. In arriving at its conclusions, Rothschild did not attribute any subjective value to any particular factor considered by it; rather, Rothschild made qualitative judgments of the importance and relevance of all the factors considered therein. Accordingly, Rothschild believes that the Valuation Report shall be considered as a whole and that the analysis of selected portions and other factors considered therein can result in an incomplete and incorrect understanding of the conclusions of the Valuation Report. The results presented herein refer solely to the Transaction and do not extend to any other present or future matters or transactions regarding the Oi Group, the economic group to which they belong to or the sector in which they operate. The Valuation Report is exclusively addressed to the Oi Group and does not evaluate the underlying business decision by TmarPart to engage in the Transaction and does not constitute a recommendation to any of the Oi Group and/or the holders of the respective shares in the Oi Group companies (including, but not limited to, as to how any such holder shall exercise its rights to tender or not its shares with respect thereto).

Contents Sections Title Title 1 Executive Summary 5 2 Rothschild Oveview 7 3 Information on the Target Companies 10 4 Valuation of TMAR’s Class A Preferred Shares 13 5 Valuation of TNL’s Preferred Shares 16 Appendices Title Title A Backup Materials 19
Investors are urged to read the documents related to the tender offers discussed herein filed with and to be filed with the Brazilian Securities and Exchange Commission (“CVM”) and the U.S. Securities and Exchange Commission as they contain important information relating to the transaction. These documents are available for free on the Commission’s websites at www.sec.gov and www.cvm.gov.br and from Tele Norte Leste Participações S.A., Rua Humberto de Campos 425, 8o. andar, Leblon, 22430-190, Rio de Janeiro, RJ, Brazil, +55 21 3131-1314. 4$

1. Executive summary

1.1 Initial remarks

1 N M Rothschild & Sons (Brasil) Ltda. ("Rothschild") was engaged by Telemar Participações S.A. ("TmarPart") to prepare a valuation report ("Valuation Report") in connection with the tender offers to acquire class A preferred shares issued by Telemar Norte Leste S.A. ("TMAR") and preferred shares issued by Tele Norte Leste Participações S.A. ("TNL"), as described in a material fact issued by TmarPart on April 10, 2007 ("Material Fact Date").

2 The Valuation Report valued the TNL and TMAR preferred shares based on the following criteria:

- Weighted average share price for the TNL and TMAR[1] shares;
  - In the 12 (twelve) months immediately prior to the publication up to the Material Fact Date, and
  - Between the Material Fact Date and the date of the Valuation Report
- Book value per share as of March 31, 2007
- Price per share calculated based on the comparable transaction multiples methodology
  - Comparable transactions were considered to be other tender offers to acquire preferred shares in Brazil since 2000[2]. For each of the comparable transactions, we calculated the premium offered by the acquiror relative to market prices. The resulting premium was applied to the preferred shares of TNL and TMAR, consistently, in order to calculate the price per share based on the comparable transaction multiples methodology.

Notes

1 The Valuation report encompasses the preferred shares of TNL (Bovespa code "TNLP4") and the class A preferred shares of TMAR (Bovespa code "TMAR5"). There is also trading in TMAR's class B preferred shares, which were not included in the analysis as they are not subject to the tender offers.

2 Excluding tender offers for shares of companies with low liquidity and limited significance and comparability.

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The shares subject to the tender offers, TNL preferred shares and TMAR class A preferred shares, are liquid: both shares are part of the Sao Paulo Stock Exchange index (Ibovespa) and TNE is one of the most traded ADRs on the NYSE. In light of liquidity, we believe it is reasonable to assume that trading prices for such preferred shares present an objectively verifiable valuation criteria1. Nonetheless, it is also reasonable to assume that the trading price of such preferred shares does not fully incorporate the “takeout” price to buyout all the shares held by the public in a tender offer, as the public usually demands a premium in similar transactions. Therefore, for tender offer purposes, we believe it is reasonable to assume that the value of TNL’s preferred shares and TMAR’s class A preferred shares ranges between its trading price and its trading price plus an average premium observed in comparable transactions. |X| Average premium observed in comparable transactions ranging from approximately 20% to 30%
In light of the above, the comparable transaction multiples criteria was used to determine the illustrative valuation range for the preferred shares of TNL and TMAR. |X| TNLP4: R$ 33.61 — 36.41 / share |X| TMAR5: R$ 50.29 — 54.48 / share
Notes 1 Moreover, in TMAR there is a provision in the company’s by-laws that allows the company to redeem its preferred shares at the greater of paid-in capital per share and market value

1. Executive Summary 1.2 Valuation per share summary Notes 1 Weighted average share price over th 12 months prior to the Material Fact Date, adjusted for corporate actions 2 Weighted average share price from the Material Fact Date and the date of the Valuation Report 3 Calculated based on the Shareholders’ Equity disclosed in the Financial Statements filed with the CVM for the quarter ending March 31, 2007 4 Valuation per share using the comparable transaction multiples methodology

2. Rothschild overview 2.1 General information Rothschild is a global investment bank focused on financial advisory, including mergers and acquisitions, corporate reorganizations and financial restructurings. Rothschild is currently present in over 30 offices around the world and employs more than 2,000 people. Relevant experience Rothschild is highly experienced in valuing public and private companies in Brazil and around the world, including the telecom sector. Among the recent transactions involving public companies we were involved, we would like to highlight: Internal approval process The internal approval process consists in the review of the Valuation Report by an internal valuation committee.

2. Rothschild overview 2.2 Team that performed the Valuation Report Name Summary of experience Luiz Muniz CEO of Rothschild Brazil 16 years of experience in M&A, capital raising, strategic advisory and privatizations Advised Itausa in the acquisition of ABN AMRO’s private banking operations for Latin American clients, BM &F in its demutualization process, Telemar in the acquisition of Way TV, Telesp in the acquisition of Atrium Telecom, Groupe Casino in the acquisition of joint-control in CBD, ABN AMRO in the acquisition of Banco Sudameris, among other transactions Marcos Spieler 8 years of experience in M&A Advised CP Cimento in its debt restructuring process, Telemar in the acquisition of Way TV, Telesp in the acquisition of Atrium Telecom, Brasil Telecom in the acquisition of iG, among other transactions Thiago Osório 3 years of experience in M&A Advised CP Cimento in its debt restructuring process, Telemar in the acquisition of Way TV, Collins & Aikman in the sale of Plascar, among other transactions

2. Rothschild overview 2.3 Evaluator’s statement
1 Rothschild, its controlling shareholders or people entailed to them do not own or hold under their discretionary administration any TNL and/or TMAR shares, as of the date of this Valuation Report.
2 There are no commercial or credit related information that would in any way impact the Valuation Report.
3 There is no conflict of interests with TmarPart, TNL, TMAR or its controlling shareholders and officers that could diminish the independence necessary for the performance of our functions
4 Rothschild shall receive from TmarPart a fee equivalent to US$500,000 (five hundred thousand US dollars) in connection with the Valuation Report.
5 In the twelve months prior to the current date, Rothschild received R$ 3,683,103.80 (three million six hundred eighty-three thousand one hundred three Brazilian reais and eighty centavos) from TmarPart, TNL and TMAR in connection with financial advisory services. This amount includes the Valuation Report fee described above.

3. Information on the companies 3.1 Oi Group overview Oi Group’s concession are encompasses: - 16 states of the country, including Rio de Janeiro and Minas Gerais - 65% of the Brazilian territory - 93 million people - 40% of Brazil’s GDP Subscriber base [1]: - 14.3 million fixed-line clients - 13.4 million mobile clients - 1.2 million broadband clients Description TMAR, part of the Oi Group, is the largest telecoms company in Brazil in terms of revenues and number of installed lines. Control of the Oi Group is held 100% by Brazilian investors and the group is the pioneer in providing convergent and integrated telecom services in the country. Oi Group offers local and long distance voice transmission, mobility, data communications, internet and entertainment. Oi Group holds a concession to operate local fixed-line services and an authorization to provide mobile services in Region I, which encompasses 16 states in the North, Northeast and Southeast regions of Brazil. In addition, operates data communications, internet and long distance (31 escape code) throughout the entire country. As of the end of March 2007, Oi Group had a total of 28.9 million clients (see above breakdown per type of service).

3. Information on the companies 3.2 Oi Group shareholding structure ON 2.6% PNA 30.0% PNB 100% Total 18.1% Tele Norte Leste Participaçôes S.A. Telemar Norte Leste S.A. Free float Telemar Participaçôes S.A. Free float ON 53.8% PN 0.0% Total 17.9% ON 97.4% PNA 70.0% PNB 0.0% Total 81.9% ON 46.2% PN 100% Total 82.1% Current corporate structure Shareholder ownership (in 1000 shares)[1] Source Companies Notes 1 Excluding treasury stock 2 Total number of TMAR PN shares includes class B shares outstanding (TMAR6) Tele Norte Leste Participações S.A. ON PN Total # shares % # shares % # shares % TmarPart 68,504 53.8% — - 68,504 17.9% Others 58,870 46.2% 254,748 100.0% 313,618 82.1% Total 127,374 100% 254,748 100% 382,122 100% Telemar Norte Leste S.A. ON PN [2] Total # shares % # shares % # shares % TNL 104,228 97.4% 91,250 69.4% 195,478 81.9% Others 2,835 2.6% 40,301 30.6% 43,137 18.1% Total 107,063 100% 131,551 100% 238,614 100%

28.0 0.3 2.3 2.4 2.0 1.7 2.0 10.1 2.8 2.2 2.5 - 5 10 15 20 25 30 1998 1999 2000 2001 2002 2003 2004 2005 2006 1T07 Total 1.1 3.2 5.9 8.5 10.5 0.7 1.0 1.9 2.6 1.4 3.9 6.9 10.3 13.2 0.3 - 2 4 6 8 10 12 14 2002 2003 2004 2005 2006 pre-paid post-paid 7.8 9.7 11.8 14.8 15.1 15.1 15.2 14.9 14.4 1.4 3.9 6.9 10.3 13.2 0.2 0.5 0.8 1.0 0 5 10 15 20 25 30 35 1998 1999 2000 2001 2002 2003 2004 2005 2006 Fixed Mobile Broadband 3. Information on the companies 3.3 Operating profile Source Companies Note 1 Last twleve months ending 03/31/07 Subscribers — million Mobile subscribers — million Consolidated net revenues — R$ million Capital expenditures — R$ million Source Companies Source Companies Source Companies 75% CAGR 8.1 10.1 11.9 14.0 15.8 16.7 16.9 17.1 0.0 5.0 10.0 15.0 20.0 2000 2001 2002 2003 2004 2005 2006 LTM.

0 10 20 30 40 50 60 04/11/07 04/18/07 04/25/07 05/03/07 05/10/07 05/17/07 05/24/07 Volume (R$ million) 0 10 20 30 40 50 60 Closing Price (R$/share) Volume ( R$m) Closing Price (R$/share) 0 10 20 30 40 50 60 04/11/06 06/26/06 09/04/06 11/17/06 02/02/07 Volume ( R$ million) 0 10 20 30 40 50 60 Closing Price ( R$/share) Volume ( R$m) Closing Price (R$/share) 4. Valuation of TMAR’s class A preferred shares 4.1 Weighted average trading share price 12 months prior to the Material Fact Date. Between the Material Fact Date and the current date Weighted average price: R$45.55/share Weighted average price: R$49.20/share Volume ( R$m) Closing Price (R$/share) Source Econom.tica Note 1 Based on closing share prices from 04/11/2006 to 04/10/2007, according to CVM’s instructions no. 361/02 and 436/06 Volume ( R$m) Closing Price (R$/share) Source Econom.tica Note 1 Based on closing share prices from 04/11/2007 to 05/25/2007 , according to CVM’s instructions no. 361/02 and 436/06

4.2 Book value per share 4. Valuation of TMAR’s class A preferred shares TMAR parent company shareholders’ equity based on financial statements as of 31 March 2007 filed with the CVM (in thousand R$) 12,363,611 Total number of TMAR shares outstanding, excluding treasury stock (in thousand shares) 238,614 TMAR book value per share (R$) 51.8143 Source TMAR

4. Valuation of TMAR’s class A preferred shares 4.3 Comparable transaction multiples valuation 0 10 20 30 40 50 60 02/26/07 03/05/07 03/12/07 03/19/07 03/26/07 04/02/07 Volume (R$ million) 0 10 20 30 40 50 60 Closing Price (R$/share) Volume ( R$m) Closing Price (R$/share) Source Econom.tica Note 1 Based on closing share prices from 02/26/2007 to 04/09/2007 30 trading days prior to the Material Fact Date. Weighted average price: R$41.91/share 41.91 30.00 35.00 40.00 45.00 50.00 55.00 60.00 Weighted average price of TNLP4 share in the last 30 trading days before the Material Fact Premium offered in comparable transactions. Price per share according to multiples of comparable transactions Price per share calculation (R$/share) R$54.48/a..o R$50.29/a..o Note 1 Comparable transaction premium ranging from approximately 20.0% to 30.0% (refer to Appendix A)

5. Valuation of TNL’s preferred shares 5.1 Weighted average trading share price 0 100 200 300 400 500 600 04/11/06 06/26/06 09/04/06 11/17/06 02/02/07 Volume (R$ million) 0 5 10 15 20 25 30 35 40 Closing Price (R$/share) Volume ( R$m) Closing Price (R$/share) Weighted average price: R$30.34/share Source Econom.tica Note 1 Based on closing share prices from 04/11/2006 to 04/10/2007 , according to CVM’s instructions no. 361/02 and 436/06 12 months prior to the Material Fact Date. Average Weighted Price : R$35,10/share Between the Material Fact Date and the current date Source Econom.tica Note 1 Based on closing share prices from 04/11/2007 to 05/25/2007 , according to CVM’s instructions no. 361/02 and 436/06 0 100 200 300 400 500 600 04/11/07 04/18/07 04/25/07 05/03/07 05/10/07 05/17/07 05/24/07 Volume (R$ million) 0 5 10 15 20 25 30 35 40 Closing Price (R$/share) Volume ( R$m) Closing Price (R$/share) Weighted average price: R$35.10/share

5.2 Book value per share 5. Valuation of TNL’s preferred shares TNL parent company shareholders’ equity based on financial statements as of 31 March 2007 filed with the CVM (in thousand R$) 9,605,157 Total number of TNL shares outstanding, excluding treasury stock (in thousand shares) 382,121 TNL book value per share (R$) 25.1364 Source TNL

5. Valuation of TNL’s preferred shares 5.3 Comparable transaction multiples valuation 0 50 100 150 200 250 300 350 400 02/26/07 03/05/07 03/12/07 03/19/07 03/26/07 04/02/07 Volume (R$ million) 0 5 10 15 20 25 30 35 40 Closing Price (R$/SHARE) Volume ( R$m) Closing Price (R$/share) Weighted average price: R$28.01/share 30 trading days prior to the Material Fact Date. Source Econom.tica Note 1 Based on closing share prices from 02/26/2007 to 04/09/2007 28.01 15.00 20.00 25.00 30.00 35.00 40.00 Weighted average price of TNLP4 share in the last 30 trading days before the Material Fact Premium offered in comparable transactions. Price per share according to multiples of comparable transactions R$36.41/share R$33.61/share Price per share calculation (R$/share) Note 1 Comparable transaction premium ranging from approximately 20.0% to 30.0% (refer to Appendix A)

A. Backup materials Premium over PN shares closing market prices A.1 Premium offered in Brazilian tender offers for PN shares # Notes 1 Delisting and voluntary tender offers in cash announced after 2000, excluding companies with low liquidity and limited significance or comparability 2 Market prices adjusted for corporate actions during the analysis period 3 Period prior to the material fact release Source Material Facts, Econom.tica, Bloomberg Average2 Weighted Average2 Company Last 30 Trading Days3 Last 30 days3 Last 30 Trading Days3 Last 30 days3 Fertibr.s 43.4% 38.2% 41.8% 40.5% Embratel 41.3% 35.3% 41.8% 35.5% Cosipa 25.7% 22.8% 21.5% 18.9% Seara 11.2% 11.5% 10.9% 11.2% CRT Celular 19.9% 20.2% 19.7% 19.6% Tele Centro Oeste Celular Part. 21.3% 22.6% 20.2% 21.2% Tele Leste Celular Part. 21.1% 25.1% 20.8% 22.4% Tele Sudeste Celular Part. 19.0% 20.6% 19.7% 19.6% Bunge 17.9% 17.9% 17.9% 17.9% Bompre.o 37.3% 41.2% 39.0% 41.9% Banespa 49.2% 46.0% 49.6% 44.4% Samitri 51.0% 52.6% 33.8% 32.7% Mean 29.9% 29.5% 28.1% 27.2% Median 23.5% 24.0% 21.2% 21.8%

A. Backup materials

A.2 Glossary

- **CVM** Comissão de Valores Mobiliários
- **ON** Common shares
- **OPA** Tender offer
- **GDP** Gross domestic product
- **PN** Preferred shares
- **PNA** Class A preferred shares
- **PNB** Class B preferred shares
- **TMAR** Telemar Norte Leste S.A.
- **TMAR5** Bovespa ticker for class A preferred share issued by TMAR
- **TmarPart** Telemar Participações S.A.
- **TNL** Tele Norte Leste Participações S.A.
- **TNLP4** Bovespa ticker for preferred shares issued by TNL

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A. Backup materials A.3 Historic trading prices TNLP4 (R$/share) Dat e # shares R$/ share Dat e # shares R$/ share Dat e # shares R$/ share Dat e # shares R$/ share Dat e # shares R$/ share Dat e # shares R$/ share 11-Apr-06 2,313,100 33.34 21-Jun-06 1,675,400 26.76 25-Aug-06 1,353,600 27.88 03-Nov-06 1,235,400 30.96 16-Jan-07 1,484,500 28.28 27-M ar-07 978,100 28.19 12-Apr-06 4,358,500 34.84 22-Jun-06 881,800 25.93 28-Aug-06 1,313,800 28.47 06-Nov-06 3,023,200 31.93 17-Jan-07 857,900 28.37 28-M ar-07 1,171,700 28.19 13-Apr-06 3,170,400 34.08 23-Jun-06 1,154,700 26.28 29-Aug-06 1,319,800 28.22 07-Nov-06 1,663,500 32.41 18-Jan-07 1,051,800 28.13 29-M ar-07 977,400 28.39 17-Apr-06 8,234,000 36.01 26-Jun-06 935,900 25.69 30-Aug-06 1,550,200 27.54 08-Nov-06 966,600 32.41 19-Jan-07 932,100 28.49 30-M ar-07 1,628,400 28.49 18-Apr-06 3,110,800 36.06 27-Jun-06 1,067,200 25.55 31-Aug-06 2,074,900 27.06 09-Nov-06 1,686,500 31.72 22-Jan-07 1,073,600 28.37 02-Apr-07 1,210,600 28.54 19-Apr-06 2,180,500 36.20 28-Jun-06 1,395,200 25.52 01-Sep-06 1,388,000 27.88 10-Nov-06 1,262,300 31.58 23-Jan-07 2,036,200 28.18 03-Apr-07 1,693,000 28.69 20-Apr-06 2,760,000 35.26 29-Jun-06 1,737,100 27.25 04-Sep-06 1,310,300 27.43 13-Nov-06 1,413,300 32.31 24-Jan-07 1,764,200 28.44 04-Apr-07 727,100 28.44 24-Apr-06 1,919,500 34.84 30-Jun-06 1,510,500 27.06 05-Sep-06 1,283,900 27.24 14-Nov-06 1,642,900 33.29 26-Jan-07 1,536,000 28.49 05-Apr-07 816,200 28.39 25-Apr-06 1,580,700 34.52 03-Jul-06 1,551,500 27.54 06-Sep-06 1,051,600 26.46 16-Nov-06 1,141,100 33.09 29-Jan-07 1,186,800 28.04 09-Apr-07 4,983,500 30.05 26-Apr-06 4,492,300 36.69 04-Jul-06 1,529,400 28.17 08-Sep-06 825,000 26.52 17-Nov-06 907,600 32.80 30-Jan-07 1,109,400 28.23 10-Apr-07 6,558,400 31.49 27-Apr-06 2,702,500 36.25 05-Jul-06 1,727,800 26.96 11-Sep-06 1,156,100 26.18 21-Nov-06 1,621,500 32.65 31-Jan-07 1,956,300 28.45 11-Apr-07 14,740,500 34.97 28-Apr-06 1,588,400 36.79 06-Jul-06 2,248,600 27.15 12-Sep-06 2,415,300 26.68 22-Nov-06 1,593,600 32.60 01-Feb-07 1,682,000 28.18 12-Apr-07 2,011,500 34.35 02-M ay-06 2,422,400 35.96 07-Jul-06 1,710,800 26.73 13-Sep-06 2,719,900 27.38 23-Nov-06 987,000 32.70 02-Feb-07 1,662,000 28.44 13-Apr-07 2,491,100 34.15 03-M ay-06 2,364,100 36.49 10-Jul-06 558,400 26.71 14-Sep-06 2,808,500 27.85 24-Nov-06 1,640,600 31.59 05-Feb-07 1,425,000 28.59 16-Apr-07 1,749,700 34.31 04-M ay-06 2,880,300 36.51 11-Jul-06 1,360,300 26.78 15-Sep-06 2,031,800 28.13 27-Nov-06 1,881,200 31.15 06-Feb-07 1,414,500 28.49 17-Apr-07 1,476,400 34.10 05-M ay-06 8,029,300 37.23 12-Jul-06 1,308,800 26.67 18-Sep-06 1,398,300 28.23 28-Nov-06 1,056,800 30.95 07-Feb-07 1,788,500 27.84 18-Apr-07 3,248,100 34.29 08-M ay-06 5,157,300 36.79 13-Jul-06 1,078,600 26.13 19-Sep-06 1,050,000 27.72 29-Nov-06 1,457,500 31.39 08-Feb-07 1,284,000 28.19 19-Apr-07 725,400 34.40 09-M ay-06 6,037,600 37.66 14-Jul-06 1,388,900 25.89 20-Sep-06 1,749,100 27.15 30-Nov-06 862,100 31.14 09-Feb-07 1,938,000 27.74 20-Apr-07 946,700 34.40 10-M ay-06 3,886,800 37.95 17-Jul-06 2,141,100 25.90 21-Sep-06 3,060,100 26.28 01-Dec-06 1,465,000 30.56 12-Feb-07 1,477,100 27.49 23-Apr-07 606,200 34.04 11-M ay-06 8,517,300 35.62 18-Jul-06 1,134,700 26.28 22-Sep-06 3,639,600 26.77 04-Dec-06 1,336,600 31.72 13-Feb-07 1,960,000 28.39 24-Apr-07 640,000 34.40 12-M ay-06 4,050,800 34.88 19-Jul-06 1,477,000 27.54 25-Sep-06 1,668,000 27.25 05-Dec-06 1,558,400 31.51 14-Feb-07 4,937,400 28.83 25-Apr-07 1,467,800 34.40 15-M ay-06 4,311,300 34.06 20-Jul-06 898,900 26.86 26-Sep-06 2,736,000 28.33 06-Dec-06 1,167,900 31.40 15-Feb-07 1,946,100 28.93 26-Apr-07 1,674,600 34.06 16-M ay-06 3,531,000 33.72 21-Jul-06 551,200 26.62 27-Sep-06 1,546,900 28.32 07-Dec-06 844,000 31.58 16-Feb-07 2,257,200 29.41 27-Apr-07 664,100 34.30 17-M ay-06 3,869,700 32.31 24-Jul-06 1,063,400 27.06 28-Sep-06 1,216,500 28.41 08-Dec-06 1,703,700 31.60 21-Feb-07 1,274,900 29.32 30-Apr-07 1,758,300 34.05 18-M ay-06 4,156,300 31.14 25-Jul-06 1,141,500 27.03 29-Sep-06 2,284 ,200 28.91 11-Dec-06 857,600 31.68 22-Feb-07 1,348,400 29.09 02-M ay-07 1,955,600 33.45 19-M ay-06 3,257,400 32.12 26-Jul-06 2,328,100 27.84 02-Oct-06 3,119,000 30.02 12-Dec-06 1,250,400 31.63 23-Feb-07 1,260,900 28.74 03-M ay-07 1,290,900 33.99 22-M ay-06 4,696,800 30.66 27-Jul-06 1,532,200 28.42 03-Oct-06 2,235,500 29.98 13-Dec-06 2,230,900 31.55 26-Feb-07 1,533,100 28.44 04-M ay-07 792,800 33.90 23-M ay-06 5,056,100 30.66 28-Jul-06 1,975,200 28.22 04-Oct-06 4,001,500 30.85 14-Dec-06 1,885,300 32.60 27-Feb-07 4,306,700 26.84 07-M ay-07 223,200 33.69 24-M ay-06 4,608,000 29.64 31-Jul-06 666,200 27.84 05-Oct-06 2,074,500 30.98 15-Dec-06 10,204,300 30.85 28-Feb-07 2,284,100 27.54 08-M ay-07 524,700 33.50 25-M ay-06 2,849,300 30.76 01-Aug-06 972,000 28.08 06-Oct-06 1,572,100 31.00 18-Dec-06 3,111,100 31.20 01-M ar-07 1,737,900 26.54 09-M ay-07 1,270,900 33.92 26-M ay-06 2,951,200 31.14 02-Aug-06 1,410,000 28.22 09-Oct-06 1,330,400 31.05 19-Dec-06 1,480,900 31.34 02-Mar-07 2,950,500 26.63 10-M ay-07 896,700 33.71 29-M ay-06 663,900 31.14 03-Aug-06 1,098,000 28.22 10-Oct-06 1,891,800 30.47 20-Dec-06 1,855,300 31.34 05-M ar-07 1,153,900 25.74 11-M ay-07 710,300 33.61 30-M ay-06 2,533,100 29.10 04-Aug-06 1,709,000 28.71 11-Oct-06 1,840,300 30.61 21-Dec-06 1,634,500 30.89 06-Mar-07 1,834,000 27.10 14-M ay-07 731,400 33.39 31-M ay-06 3,031,100 29.44 07-Aug-06 838,700 28.41 13-Oct-06 1,222,300 31.05 22-Dec-06 779,600 31.00 07-M ar-07 1,542,200 27.04 15-M ay-07 964,400 33.63 01-Jun-06 2,717,400 30.90 08-Aug-06 1,716,600 28.42 16-Oct-06 3,890,000 31.59 26-Dec-06 571,700 31.17 08-Mar-07 1,674,600 27.68 16-M ay-07 1,628,400 34.45 02-Jun-06 2,198,400 30.95 09-Aug-06 2,696,900 28.03 17-Oct-06 1,514,400 31.49 27-Dec-06 900,400 31.50 09-Mar-07 2,508,500 28.13 17-M ay-07 816,300 34.25 05-Jun-06 1,351,900 29.59 10-Aug-06 1,107,600 27.95 18-Oct-06 2,863,800 30.76 28-Dec-06 1,102,200 31.14 12-M ar-07 1,713,500 28.44 18-M ay-07 1,750,800 34.90 06-Jun-06 1,787,800 30.17 11-Aug-06 1,601,100 27.64 19-Oct-06 927,200 30.90 02-Jan-07 1,099,200 31.11 13-M ar-07 2,288,500 27.44 21-mai-07 4,995,600 37.09 07-Jun-06 2,285,700 29.48 14-Aug-06 1,534,600 27.23 20-Oct-06 947,600 30.51 03-Jan-07 1,117,100 31.08 14-M ar-07 1,512,500 28.14 22-mai-07 4,893,700 38.40 08-Jun-06 2,826,800 29.19 15-Aug-06 1,511,600 28.22 23-Oct-06 1,055,300 31.00 04-Jan-07 1,467,700 30.73 15-M ar-07 2,238,600 28.19 23-mai-07 2,322,700 37.40 09-Jun-06 1,245,500 28.42 16-Aug-06 2,948,100 28.59 24-Oct-06 1,180,400 30.89 05-Jan-07 2,059,800 29.18 16-M ar-07 1,255,500 27.75 24-mai-07 1,605,700 35.90 12-Jun-06 2,064,400 26.96 17-Aug-06 7,711,000 28.62 25-Oct-06 2,215,300 30.41 08-Jan-07 1,783,200 29.24 19-M ar-07 2,017,000 28.24 25-mai-07 745,700 37.00 13-Jun-06 2,110,400 26.42 18-Aug-06 5,476,200 29.78 26-Oct-06 1,662,800 31.00 09-Jan-07 2,297,000 28.34 20-Mar-07 1,004,500 28.02 14-Jun-06 4,256,400 26.58 21-Aug-06 8,740,000 30.04 27-Oct-06 1,240,100 30.76 10-Jan-07 2,204,400 28.54 21-M ar-07 1,622,800 29.03 16-Jun-06 1,926,500 27.93 22-Aug-06 1,778,500 29.20 30-Oct-06 1,580,900 30.45 11-Jan-07 1,974,200 28.49 22-Mar-07 1,454,200 28.64 19-Jun-06 2,020,900 26.65 23-Aug-06 2,567,900 27.74 31-Oct-06 1,289,700 30.41 12-Jan-07 2,124,500 28.64 23-Mar-07 1,863,900 28.58 20-Jun-06 1,810,100 26.24 24-Aug-06 1,860,200 27.84 01-Nov-06 1,530,400 30.56 15-Jan-07 881,100 28.29 26-Mar-07 896,300 28.34
Source Econom.tica Note 1 Weighted average share price over the last 12 months prior to the Material Fact Date, adjusted for corporate actions

A. Backup materials A.3 Historic trading prices TMAR5 (R$/share) Source Econom.tica Note 1 Weighted average share price over the last 12 months prior to the Material Fact Date, adjusted for corporate actions Dat e # shares R$/ share Dat e # shares R$/ share Dat e # shares R$/ share Date # shares R$/ share Dat e # shares R$/ share 0 Dat e # shares R$/ share 11-abr-06 312,600 51.58 21-jun-06 200,900 39.93 25-ago-06 136,200 43.53 3-nov-06 109,300 48.50 16-jan-07 168,900 44.00 27-mar-07 69,100 41.90 12-abr-06 518,800 53.53 22-jun-06 44,100 39.06 28-ago-06 60,500 44.33 6-nov-06 303,600 48.79 17-jan-07 122,800 44.00 28-mar-07 159,600 41.74 13-abr-06 140,300 51.24 23-jun-06 226,200 39.15 29-ago-06 165,800 43.64 7-nov-06 191,800 49.70 18-jan-07 124,200 44.00 29-mar-07 128,300 41.75 17-abr-06 535,000 52.78 26-jun-06 137,600 39.53 30-ago-06 48,600 43.25 8-nov-06 104,600 49.99 19-jan-07 70,100 44.30 30-mar-07 172,500 42.30 18-abr-06 362,900 54.02 27-jun-06 122,100 39.32 31-ago-06 248,000 42.17 9-nov-06 145,900 48.75 22-jan-07 95,100 44.20 2-abr-07 129,700 42.20 19-abr-06 799,200 54.22 28-jun-06 254,700 39.33 1-set-06 242,200 43.45 10-nov-06 130,200 48.50 23-jan-07 120,500 44.00 3-abr-07 282,200 42.55 20-abr-06 109,200 53.50 29-jun-06 372,100 41.21 4-set-06 66,500 42.66 13-nov-06 107,100 49.90 24-jan-07 239,300 44.02 4-abr-07 123,700 42.29 24-abr-06 288,800 52.20 30-jun-06 165,400 41.65 5-set-06 233,600 42.42 14-nov-06 266,700 50.39 26-jan-07 129,000 43.90 5-abr-07 175,800 42.35 25-abr-06 268,800 51.14 3-jul-06 142,400 42.16 6-set-06 185,400 40.85 16-nov-06 138,300 50.40 29-jan-07 114,700 43.15 9-abr-07 390,100 44.90 26-abr-06 365,300 54.41 4-jul-06 127,200 43.46 8-set-06 143,100 41.68 17-nov-06 62,600 49.60 30-jan-07 216,900 42.92 10-abr-07 404,100 47.00 27-abr-06 484,700 55.41 5-jul-06 228,000 41.19 11-set-06 111,200 40.44 21-nov-06 88,700 50.19 31-jan-07 558,500 43.20 11-abr-07 1,057,500 50.40 28-abr-06 222,400 55.75 6-jul-06 339,600 40.70 12-set-06 102,900 41.19 22-nov-06 146,000 50.49 1-fev-07 228,900 43.00 12-abr-07 258,500 49.66 2-mai-06 614,200 56.52 7-jul-06 146,300 40.21 13-set-06 129,400 42.17 23-nov-06 66,400 50.50 2-fev-07 237,600 43.10 13-abr-07 238,300 49.99 3-mai-06 125,100 54.94 10-jul-06 36,600 40.70 14-set-06 89,600 42.56 24-nov-06 185,700 49.70 5-fev-07 186,000 43.15 16-abr-07 231,700 49.95 4-mai-06 137,000 55.99 11-jul-06 78,600 41.14 15-set-06 69,400 43.64 27-nov-06 195,400 49.00 6-fev-07 111,900 42.95 17-abr-07 271,300 49.90 5-mai-06 52,300 56.14 12-jul-06 101,000 40.41 18-set-06 65,700 43.15 28-nov-06 115,100 48.60 7-fev-07 349,200 41.55 18-abr-07 319,700 49.90 8-mai-06 87,300 55.85 13-jul-06 80,200 39.92 19-set-06 180,400 41.88 29-nov-06 202,700 50.20 8-fev-07 181,100 42.80 19-abr-07 231,000 49.40 9-mai-06 114,700 57.19 14-jul-06 77,200 39.47 20-set-06 375,300 41.19 30-nov-06 204,800 49.00 9-fev-07 252,100 41.75 20-abr-07 124,000 49.59 10-mai-06 178,100 57.09 17-jul-06 55,800 39.57 21-set-06 297,800 40.70 1-dez-06 218,300 48.91 12-fev-07 210,700 41.00 23-abr-07 111,300 48.72 11-mai-06 203,800 53.74 18-jul-06 72,700 40.21 22-set-06 308,700 42.02 4-dez-06 295,100 52.00 13-fev-07 363,100 42.90 24-abr-07 653,200 48.44 12-mai-06 186,500 51.82 19-jul-06 230,300 42.14 25-set-06 261,500 42.55 5-dez-06 157,400 50.90 14-fev-07 391,300 43.46 25-abr-07 181,100 48.27 15-mai-06 252,700 50.66 20-jul-06 68,700 40.69 26-set-06 112,800 44.87 6-dez-06 87,700 50.00 15-fev-07 229,600 43.49 26-abr-07 306,700 47.90 16-mai-06 290,100 51.71 21-jul-06 106,600 39.96 27-set-06 188,200 44.33 7-dez-06 127,800 50.95 16-fev-07 293,300 44.47 27-abr-07 374,400 48.20 17-mai-06 143,100 49.08 24-jul-06 170,400 41.13 28-set-06 85,600 44.82 8-dez-06 75,500 51.00 21-fev-07 64,500 44.49 30-abr-07 338,700 47.61 18-mai-06 166,600 48.37 25-jul-06 237,900 40.90 29-set-06 76,300 44.93 11-dez-06 90,800 51.00 22-fev-07 91,300 44.20 2-mai-07 90,700 47.80 19-mai-06 186,800 48.35 26-jul-06 679,000 41.55 2-out-06 260,700 46.85 12-dez-06 124,200 50.85 23-fev -07 104,800 43.64 3-mai-07 136,700 48.20 22-mai-06 217,800 44.72 27-jul-06 312,200 42.17 3-out-06 133,700 46.99 13-dez-06 354,300 50.50 26-fev-07 83,700 43.10 4-mai-07 153,000 47.70 23-mai-06 826,200 45.29 28-jul-06 312,800 42.17 4-out-06 273,700 49.90 14-dez-06 331,600 51.70 27-fev-07 346,200 40.65 7-mai-07 43,100 47.55 24-mai-06 729,800 43.66 31-jul-06 163,300 42.16 5-out-06 239,000 48.69 15-dez-06 421,300 49.00 28-fev-07 297,100 42.10 8-mai-07 199,900 47.40 25-mai-06 532,600 45.39 1-ago-06 219,500 42.64 6-out-06 143,600 49.20 18-dez-06 171,900 49.00 1-mar-07 192,300 40.51 9-mai-07 416,700 47.20 26-mai-06 211,600 46.25 2-ago-06 486,300 42.90 9-out-06 100,200 48.93 19-dez-06 172,700 49.49 2-mar-07 347,900 40.25 10-mai-07 220,400 46.98 29-mai-06 66,400 46.35 3-ago-06 174,000 42.66 10-out-06 196,100 48.25 20-dez-06 467,700 47.61 5-mar-07 95,500 39.45 11-mai-07 250,400 47.00 30-mai-06 288,100 43.18 4-ago-06 198,600 43.15 11-out-06 71,500 48.00 21-dez-06 137,700 48.95 6-mar-07 331,100 41.35 14-mai-07 80,300 46.93 31-mai-06 389,300 42.46 7-ago-06 168,100 43.20 13-out-06 64,400 48.69 22-dez-06 145,700 49.00 7-mar-07 188,900 40.78 15-mai-07 238,500 46.30 1-jun-06 572,200 45.48 8-ago-06 309,200 43.69 16-out-06 164,400 49.45 26-dez-06 107,000 48.73 8-mar-07 151,700 41.49 16-mai-07 392,800 47.10 2-jun-06 204,800 45.58 9-ago-06 266,500 43.74 17-out-06 58,400 49.88 27-dez-06 114,100 49.49 9-mar-07 270,800 42.28 17-mai-07 185,800 46.99 5-jun-06 115,400 44.14 10-ago-06 187,300 43.74 18-out-06 256,800 48.30 28-dez-06 95,100 48.60 12-mar-07 177,600 43.10 18-mai-07 274,600 47.80 6-jun-06 255,800 45.00 11-ago-06 241,900 43.05 19-out-06 127,600 48.23 2-jan-07 73,000 48.50 13-mar-07 349,300 41.83 21-mai-07 1,066,200 50.50 7-jun-06 131,800 43.76 14-ago-06 204,800 41.58 20-out-06 108,800 48.00 3-jan-07 231,400 48.25 14-mar-07 281,900 42.01 22-mai-07 683,000 51.20 8-jun-06 465,800 44.09 15-ago-06 264,900 43.79 23-out-06 219,200 48.10 4-jan-07 249,200 46.85 15-mar-07 360,200 41.60 23-mai-07 908,900 50.50 9-jun-06 60,600 42.70 16-ago-06 339,200 43.62 24-out-06 44,500 48.15 5-jan-07 263,100 45.88 16-mar-07 246,700 40.90 24-mai-07 507,400 49.60 12-jun-06 125,100 40.49 17-ago-06 449,000 44.62 25-out-06 83,900 47.94 8-jan-07 368,700 45.50 19-mar-07 249,200 41.29 25-mai-07 374,700 51.80 13-jun-06 345,400 40.30 18-ago-06 406,600 46.09 26-out-06 86,400 48.70 9-jan-07 287,000 44.10 20-mar-07 276,700 41.78 14-jun-06 402,400 39.34 21-ago-06 396,200 46.58 27-out-06 55,100 48.10 10-jan-07 211,800 44.00 21-mar-07 245,900 43.30 16-jun-06 190,400 41.26 22-ago-06 187,400 45.11 30-out-06 79,100 47.90 11-jan-07 105,200 44.48 22-mar-07 103,100 42.65 19-jun-06 88,100 39.73 23-ago-06 384,900 43.54 31-out-06 102,100 47.75 12-jan-07 85,500 44.85 23-mar-07 75,100 42.75 20-jun-06 174,700 39.05 24-ago-06 180,200 43.25 1-nov-06 129,000 48.00 15-jan-07 106,000 44.36 26-mar-07 88,500 42.50

A. Backup materials A.4 TNLP3: Weighted average trading share price 0 100 200 300 400 500 abr-06 jun-06 ago-06 out-06 dez-06 fev-07 abr-07 Volume (R$ milh.es) 0 20 40 60 80 100 Pre.o de Fechamento (R$ por a..o) Volume Pre.o (R$/a..o) Weighted average price: R$63.16/share Source Econom.tica Note 1 Based on closing share prices from 04/11/2006 to 04/10/2007 , according to CVM’s instructions no. 361/02 and 436/06 12 months prior to the Material Fact Date. Priceshare) Volume (R$ million) Closing Price (R$/share) apr-06 aug-06 oct-06 dec-06 feb-06 apr-07 0 100 200 300 400 500 11/04 18/04 25/04 03/05 10/05 17/05 24/05 Voh.es) 0 20 40 60 80 100 Pre.o de Fechamento (R$ por a..o) Volume Pre.o (R$/a..o) Weighted average price: R$66.76/share Between the Material Fact Date and the current date Source Econom.tica Note 1 Based on closing share prices from 04/11/2007 to 05/25/2007 , according to CVM’s instructions no. 361/02 and 436/06 Price/share) lume (R$ million) Closing Price (R$/share) 04/11 04/18 04/25 05/03 05/10 05/17 05/24

A. Backup materials A.5 TMAR3: Weighted average trading share price 0 10 20 30 40 50 abr-06 jun-06 ago-06 out-06 dez-06 fev-07 abr-07 Volume (R$ milh.es) 0 30 60 90 120 150 Pre.o de Fechamento (R$ por a..o) Volume Pre.o(R$/a..o) Weighted average price: R$91.11/share Source Econom.tica Note 1 Based on closing share prices from 04/11/2006 to 04/10/2007 , according to CVM’s instructions no. 361/02 and 436/06 12 months prior to the Material Fact Date. Price (R$/share) Volume (R$ million) Closing Price (R$/share) apr-06 aug-06 cdec-06 feb-06 p 0 10 20 30 40 50 11/04 18/04 25/04 03/05 10/05 17/05 24/05 Volume (R$ milh.es) 0 30 60 90 120 150 Pre.o de Fechamento (R$ por a..o) Volume Pre.o (R$/a..o) Weighted average price: R$102.29/share Between the Material Fact Date and the current date Source Econom.tica Note 1 Based on closing share prices from 04/11/2007 to 05/25/2007 , according to CVM’s instructions no. 361/02 and 436/06 Priceshare) Closing Price (R$/share) 04/11 04/18 04/25 05/03 05/10 05/17 05/24 Volume (R$ million

A. Backup materials A.6 TMAR6: Weighted average trading share price 0 20 40 60 80 100 120 abr-06 jun-06 ago-06 out-06 dez-06 fev-07 abr-07 Volume (R$ ml) 0 10 20 30 40 50 60 Pre.o de Fechamento (R$ por a..o) Volume Pre.o (R$/a..o) Weighted average price: R$41.13/share Source Econom.tica Note 1 Based on closing share prices from 04/11/2006 to 04/10/2007 , according to CVM’s instructions no. 361/02 and 436/06 12 months prior to the Material Fact Date. Pice (R$/share Volume (R$ million) Closing Price (R$/share) pugdec-06 apr-07 oct-06 0 20 40 60 80 100 120 11/04 18/04 25/04 03/05 10/05 17/05 24/05 Volume (R$ mil) 0 10 20 30 40 50 60 Pre.o de Fechamnto (R$ por a..o) Volume Pre.o (R$/a..o) Weighted average price: R$46.73share Between the Material Fact Date and the current date Source Econom.tica Note 1 Based on closing share prices from 04/11/2007 to 05/25/2007 , according to CVM’s instructions no. 361/02 and 436/06 Price (R$/share) Closing Price (R$/share) 04/11 04/18 04/25 05/03 05/10 05/17 05/24 Volume (R$ millon)